Exhibit 99.1

Consolidated Communications Closes on Stage One of Searchlight

Capital Partners’ Investment of $350 million and Completes Debt

Refinancing, Positioning the Company for Long-term Growth as a

Leading Fiber Broadband Provider

•	Company receives initial investment of $350 million from Searchlight Capital Partners’ total investment commitment of $425 million.

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Completed global refinancing of the capital structure, extending maturities and increasing liquidity. New all-secured capital structure includes $2.25 billion of funded debt at attractive rates and includes a $250 million revolving credit facility.

•	Improved leverage profile when giving full effect to the $425 million investment from Searchlight; Reduced net debt leverage from 4.14x at June 30, 2020 to 3.5x.

•	Immediate investment will accelerate the company’s fiber expansion plans by bringing superior, broadband services to more than 1 million customers.

MATTOON, Ill. – Oct. 2, 2020 – Consolidated Communications (NASDAQ: CNSL) (the “Company”) announced today that it has completed the first stage of its previously disclosed investment transaction (the “Investment”) with an affiliate of Searchlight Capital Partners, L.P. (“Searchlight”) and the refinancing of its remaining outstanding debt. In connection with the Investment, affiliates of Searchlight have committed to invest up to an aggregate of $425 million in the Company and the initial $350 million of the Investment was completed today.

Investment Structure

The Investment is structured in two stages. In this first stage, Searchlight invested $350 million in the Company in exchange for 8 percent of the Company’s common stock. In addition, Searchlight has received a contingent payment right (“CPR”) convertible, upon the receipt of certain regulatory and shareholder approvals, into an additional 16.9 percent of the Company’s common stock, and the right to receive an unsecured subordinated note with a principal amount of approximately $395.5 million. In the second stage, upon receipt of FCC and Hart Scott Rodino approvals and the satisfaction of certain other customary closing conditions, Searchlight will invest an additional $75 million and will be issued the note, which will be convertible into shares of perpetual preferred stock of the Company with an aggregate liquidation preference equal to the principal amount of the note at that time. The Company expects to receive FCC approval in mid-2021. In addition, in the second stage and following shareholder approval, the CPR will be convertible into an additional 10.1 percent of the Company’s common stock. Upon completion of both stages, the common stock and CPR issued to Searchlight will represent approximately 35 percent of the Company’s common stock on an as-converted basis.

Board of Directors

The Company also announced its board of directors has appointed Dave Fuller to the board, effective as of the closing of the Investment today and Andrew Frey as a non-voting observer.

Refinancing

In addition, the Company and certain of its wholly-owned subsidiaries completed a global refinancing in which it raised $2.25 billion in new secured debt (including the new revolving credit facility) and retired all of its outstanding debt.

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The new credit agreement consists of a five-year $250 million revolving credit facility and a seven-year term loan in the aggregate amount of $1.25 billion. The term loan extends the Company’s maturity date to late 2027 and is priced at a coupon rate of LIBOR plus 4.75% per annum, with a 1.0% LIBOR floor.

•	The Company also raised $750 million aggregate principal amount of 6.500% senior secured notes due 2028.

“We’re very pleased with the strong support from investors and the terms of our refinancing,” said Steve Childers, chief financial officer at Consolidated Communications. “This successful refinancing, combined with the strategic investment, significantly strengthens the balance sheet and aligns with our deleveraging targets. Our new capital structure improves our balance sheet, extends maturities and significantly improves liquidity, all of which provides us with much greater flexibility to support our fiber expansion and growth plan.”

“We are confident our new structure and enhanced strategy, combined with a resilient and stable core business, provide us everything we need to complete the transformation of our Company,” said Bob Udell, president and chief executive officer at Consolidated Communications. “We are pleased to begin our strategic partnership with Searchlight and bring the most competitive broadband services to the people and communities we serve. We have the right team, attractive markets, a robust near-net fiber network, and now the capital structure to allow us to return to revenue growth. Our next era of fiber expansion, which is already underway, will bring significant benefits to consumer, commercial and carrier customers.” “Searchlight is excited to close the first phase of the transaction, which combined with the debt refinancing, enables Consolidated to immediately increase its investment in fiber,” said Andrew Frey, partner at Searchlight Capital. “We look forward to the long-term partnership with the board and management as we drive value creation for all Consolidated stakeholders.”

Advisors

Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are serving as financial advisors to Consolidated Communications and Schiff Hardin LLP is serving as legal counsel to Consolidated Communications. J.P. Morgan Securities LLC is serving as lead financial advisor to Searchlight, and Goldman Sachs LLC, Deutsche Bank and TD Securities Inc. have also provided financial advisory services to Searchlight. Wachtell, Lipton, Rosen & Katz is serving as legal counsel, and Wiley Rein LLP is serving as regulatory counsel, to Searchlight.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the Company’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the strategic investment from Searchlight or our refinancing of outstanding debt, including our senior secured credit facilities, will not be realized; the outcome of any legal proceedings that may be instituted against the Company or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the investment on a timely basis or at all, including the risk that regulatory approvals required for the investment are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the Company or the expected benefits of the investment; the anticipated use of proceeds of the strategic investment; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 46,000 fiber route miles, Consolidated Communications is a top-10 fiber provider in the U.S. offering a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

About Searchlight Capital Partners

Searchlight is a global private investment firm with over $7 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

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Contact:

Investor Relations Contact:

Jennifer Spaude, 507-386-3765

investor@consolidated.com

Media Inquiries:

media@consolidated.com